Exhibit 32.1

SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended.

The undersigned, who is the Chief Executive Officer, President and Chief Financial Officer of New York REIT Liquidating LLC (the “Company”), hereby certifies as follows:

The annual report on Form 10-K of the Company which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 16th day of March 2020	/s/ John Garilli
John Garilli
Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)